Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading “Counsel and Independent Registered Public Accounting Firm”

PricewaterhouseCoopers LLP

New York, New York

December 28, 2009